Exhibit 99.1

Pareteum Corporation Announces Reverse Stock Split

Company Completes Next Step in Corporate Restructuring

NEW YORK, NEW YORK, February 17, 2017 – Pareteum Corporation (NYSE MKT: TEUM) (“Pareteum” or the “Company”), a leading international provider of mobile networking software and services, today announced that its Board of Directors (the “Board”) has approved a 1-for-25 reverse stock split of its issued and outstanding shares of common stock as the next step in the Company’s restructuring plan. The 1-for-25 reverse stock split will be effective upon the filing and effectiveness of a Certificate of Amendment to the Company’s Certificate of Incorporation after the market closes on February 24, 2017. Pareteum’s common stock will begin trading on a split adjusted basis when the market opens on February 27, 2017.

At Pareteum’s 2016 Annual Meeting of Stockholders held on August 16, 2016, Pareteum’s stockholders granted authority to the Company’s Board, at its discretion, to determine whether to effectuate a reverse stock split of the Company’s common stock at a ratio of up to one-for-twenty five and at a time and date, to be determined.

“Over the past year, Pareteum has successfully undergone a comprehensive restructuring during which we focused on rationalizing our operational structure, solidifying our financial foundation and significantly enhancing our product and services capabilities in support of our dedicated clients and partners. Through the combination of these efforts and four recently awarded contracts, we have confidence in our ability to demonstrate growth in 2017 as well as achieving neutral pro-forma EBITDA, as we reported in the third quarter. Now, with shareholder and Board approval, we can undertake this next step in our ongoing restructuring through this reverse stock split,” said Hal Turner, Executive Chairman of Pareteum. “Looking ahead, we believe the successful completion of the reverse stock split will provide the Company with a number of immediate benefits including ensuring compliance with NYSE MKT minimum bid listing requirements and enhancing the suitability of the Company’s shares for potential long-term institutional and individual investors, as well as analysts. On behalf of the entire expanded management team, and as shareholders ourselves, we wish to thank all of our stakeholders for their continued support. We are confident in the progress we have made to transform this company which lays the foundation for accelerated growth, and affirms our commitment to building greater shareholder value in the coming months,” Mr. Turner added.

Pareteum’s shares of common stock will continue to trade on the NYSE MKT under the symbol “TEUM.” The new CUSIP number for the Company’s common stock post reverse stock split is 69946T 207.

“With this reverse split, we are addressing the NYSE MKT’s listing requirements, but more importantly, we believe that this will demonstrate to the market, potential customers and employees, that we have substantially completed our restructuring program and have built a business that can support long-term growth on a stable, solid foundation,” said Victor Bozzo, CEO of Pareteum. “We believe that the goals of our sales organization are now clearer than ever; capitalize on the business’ stability and momentum and leverage the enhanced capabilities of our global mobility cloud platform which now also supports Internet of Things and advanced messaging, while we continue to convert our growing pipeline into sales.”

Upon the effectiveness of the reverse stock split, every 25 shares of Pareteum’s issued and outstanding common stock (and such shares held in treasury) will automatically be converted into one share of common stock. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment equal to the fair value of the fractional share to which such holder would otherwise be entitled, which fair value will be based upon the volume weighted average price for the five (5) days preceding the reverse stock split. Continental Stock Transfer & Trust Company, LLC, Pareteum’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact Continental Stock Transfer & Trust Company, LLC for further information at (212) 509-4000.

About Pareteum Corporation:

Pareteum Corporation and its subsidiaries provide a complete mobility cloud platform, utilizing messaging and security capabilities for the global Mobile, MVNO, Enterprise and IoT markets. Mobile Network Operator (MNO) customers include Vodafone, the world’s second largest mobile operator by customer count, Zain, the 4th largest mobile operator in the world in terms of geographical presence and other Tier 1 operators, MVNO customers such as Lebara and Lowi, and partners including Cleartech and Expeto. For more information please visit: www.pareteum.com.

Forward-Looking Statements:

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Pareteum’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Pareteum’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Pareteum may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Pareteum also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Pareteum’s filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Pareteum Corporation.

Investor Relations Contact:

Steve Gersten

(813) 926-8920

InvestorRelations@Pareteum.com